Exhibit 99.1

Power Integrations Reports Second-Quarter Financial Results

Revenues grew 14 percent sequentially and 15 percent year-over-year to $87.9 million

Cash flow from operations was $24.6 million; non-GAAP and GAAP earnings were $0.61 and $0.45 per diluted share, respectively

SAN JOSE, Calif.--(BUSINESS WIRE)--July 30, 2013--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended June 30, 2013. Net revenues for the quarter were $87.9 million, up 14 percent from the prior quarter and 15 percent compared with the second quarter of 2012. GAAP net income for the quarter was $13.7 million or $0.45 per diluted share, compared with $0.37 per diluted share in the prior quarter and a net loss of $0.25 per share in the second quarter of 2012. GAAP gross margin for the second quarter was 52.6 percent; operating margin was 15.1 percent.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, certain expenses, gains and charges related to acquisitions and strategic investments, non-cash interest income, the tax effects of these items, and a one-time tax-related charge incurred in the second quarter of 2012. Non-GAAP net income for the second quarter was $18.5 million or $0.61 per diluted share, compared with $0.47 per diluted share in the prior quarter and $0.49 per diluted share in the second quarter of 2012. Non-GAAP gross margin for the second quarter was 53.6 percent; non-GAAP operating margin was 22.0 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Quarterly revenues exceeded our expectations, increasing 14 percent sequentially with growth in all four of our primary end markets. Growth was particularly robust in the industrial market, which is now our largest end market in terms of sales. Strong revenue growth and a higher gross margin enabled our non-GAAP operating margin to expand by more than three percentage points versus the prior quarter, contributing to sequential growth of 30 percent in non-GAAP earnings per share.”

Additional Highlights

  On July 18 Power Integrations announced CHY100, the first AC-DC wall-charger interface IC that enables designers of mobile devices to implement the Quick Charge 2.0 protocol from Qualcomm Technologies, Inc. Launched earlier this year, Quick Charge 2.0 enables users to charge mobile devices up to 75% faster than when using conventional technology.

  Power Integrations generated $24.6 million of cash flow from operations in the quarter; cash and investments increased by $26.0 million from the end of the prior quarter to a total of $145.1 million.
  The company paid a dividend of $0.08 per share on June 28, 2013. The next dividend of $0.08 per share is to be paid on September 30, 2013 to stockholders of record as of August 30.
  Power Integrations received 20 U.S. patents and 42 non-U.S. patents during the quarter and had a total of 562 U.S. patents and 461 non-U.S. patents as of June 30, 2013.

Financial Outlook

The company issued the following forecast for the third quarter of 2013:

  Third-quarter revenues are expected to be between $89 million and $94 million.
  Non-GAAP gross margin is expected to be approximately 54 percent. (Excludes from cost of revenues approximately $0.6 million of amortization of acquisition-related intangible assets and $0.3 million of stock-based compensation.) GAAP gross margin is expected to be approximately 53 percent.
  Non-GAAP operating expenses are expected to be approximately $28 million, plus or minus $0.5 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be $33 million, plus or minus $0.5 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-317-6789 from within the United States or 1-412-317-6789 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT drivers enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, certain charges and gains associated with strategic investments, non-cash interest income, the tax effects of the above items, and a one-time tax related charge incurred in the second quarter of 2012. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release under the caption “Financial Outlook” relating to the company’s projected third-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on May 3, 2013. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
NET REVENUES	$87,922	$77,040	$76,382	$164,962	$148,155

COST OF REVENUES	41,715	37,176	38,627	78,891	75,807

GROSS PROFIT	46,207	39,864	37,755	86,071	72,348

OPERATING EXPENSES:
Research and development	13,489	12,272	12,066	25,761	22,706
Sales and marketing	10,242	9,659	8,419	19,901	16,530
General and administrative	8,066	7,734	6,687	15,800	13,291
Amortization of acquisition-related intangible assets	1,122	1,122	757	2,244	785
Acquisition expenses	-	-	413	-	902
Total operating expenses	32,919	30,787	28,342	63,706	54,214

INCOME FROM OPERATIONS	13,288	9,077	9,413	22,365	18,134

Non-cash interest income	-	-	623	-	780
Cost of acquisition-related currency option	-	-	(635)	-	(635)
Gain related to SemiSouth	497	-	-	497	-
Other income (expense), net	68	217	207	285	665

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	13,853	9,294	9,608	23,147	18,944

PROVISION (BENEFIT) FOR INCOME TAXES	181	(1,609)	16,784	(1,428)	18,659

NET INCOME (LOSS)	$13,672	$10,903	$(7,176)	$24,575	$285

EARNINGS (LOSS) PER SHARE:
Basic	$0.47	$0.38	$(0.25)	$0.85	$0.01
Diluted	$0.45	$0.37	$(0.25)	$0.82	$0.01

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,178	28,754	28,619	28,967	28,423
Diluted	30,158	29,783	28,619	29,977	29,624

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$264	$264	$256	$528	$501
Research and development	1,640	1,106	1,566	2,746	2,687
Sales and marketing	795	829	746	1,624	1,493
General and administrative	1,629	1,437	1,074	3,066	1,992
Total stock-based compensation expense	$4,328	$3,636	$3,642	$7,964	$6,673

Cost of revenues includes:
Amortization of write-up of acquired inventory	$-	$-	$1,136	$-	$1,216
Amortization of acquisition-related intangible assets	$645	$645	$459	$1,290	$544

Operating expenses include:
Patent-litigation expenses	$807	$1,399	$1,409	$2,206	$2,705

REVENUE MIX BY END MARKET
Communications	21%	22%	24%	21%	25%
Computer	10%	10%	12%	10%	12%
Consumer	34%	36%	36%	35%	38%
Industrial	35%	32%	28%	34%	25%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Six Months Ended
		June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$46,207	$39,864	$37,755	$86,071	$72,348
	GAAP gross profit margin	52.6%	51.7%	49.4%	52.2%	48.8%

	Stock-based compensation included in cost of revenues	264	264	256	528	501
	Amortization of write-up of acquired inventory	-	-	1,136	-	1,216
	Amortization of acquisition-related intangible assets	645	645	459	1,290	544

	Non-GAAP gross profit	$47,116	$40,773	$39,606	$87,889	$74,609
	Non-GAAP gross profit margin	53.6%	52.9%	51.9%	53.3%	50.4%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$32,919	$30,787	$28,342	$63,706	$54,214

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,640	1,106	1,566	2,746	2,687
	Sales and marketing	795	829	746	1,624	1,493
	General and administrative	1,629	1,437	1,074	3,066	1,992
	Total	4,064	3,372	3,386	7,436	6,172

	Acquisition expenses	-	-	413	-	902

	Amortization of acquisition-related intangible assets	1,122	1,122	757	2,244	785

	Non-GAAP operating expenses	$27,733	$26,293	$23,786	$54,026	$46,355

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income from operations	$13,288	$9,077	$9,413	$22,365	$18,134
	GAAP operating margin	15.1%	11.8%	12.3%	13.6%	12.2%

Add:	Total stock-based compensation	4,328	3,636	3,642	7,964	6,673
	Amortization of write-up of acquired inventory	-	-	1,136	-	1,216
	Amortization of acquisition-related intangible assets	1,767	1,767	1,216	3,534	1,329
	Acquisition expenses	-	-	413	-	902

	Non-GAAP income from operations	$19,383	$14,480	$15,820	$33,863	$28,254
	Non-GAAP operating margin	22.0%	18.8%	20.7%	20.5%	19.1%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$181	$(1,609)	$16,784	$(1,428)	$18,659
	GAAP effective tax rate	1.3%	-17.3%	174.7%	-6.2%	98.5%

	One-time charge associated with tax settlement	-	-	15,749	-	15,749
	Tax effect of other adjustments to GAAP results	(802)	(2,295)	(405)	(3,097)	(709)

	Non-GAAP provision for income taxes	$983	$686	$1,440	$1,669	$3,619
	Non-GAAP effective tax rate	5.1%	4.7%	9.0%	4.9%	12.5%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$13,672	$10,903	$(7,176)	$24,575	$285

	Adjustments to GAAP net income (loss)
	Stock-based compensation	4,328	3,636	3,642	7,964	6,673
	Amortization of write-up of acquired inventory	-	-	1,136	-	1,216
	Amortization of acquisition-related intangible assets	1,767	1,767	1,216	3,534	1,329
	Acquisition expenses	-	-	413	-	902
	Non-cash interest income	-	-	(623)	-	(780)
	Cost of acquisition-related currency option	-	-	635	-	635
	One-time charge associated with tax settlement	-	-	15,749	-	15,749
	Gain on sale of SemiSouth related assets	(497)	-	-	(497)	-
	Tax effect of items excluded from non-GAAP results	(802)	(2,295)	(405)	(3,097)	(709)

	Non-GAAP net income	$18,468	$14,011	$14,587	$32,479	$25,300

	Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,158	29,783	29,792	29,977	29,624

	Non-GAAP net income per share (diluted)	$0.61	$0.47	$0.49	$1.08	$0.85

	GAAP income (loss) per share	$0.45	$0.37	$(0.25)	$0.82	$0.01

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,426	$69,489	$63,394
Short-term marketable securities	59,630	49,530	31,766
Accounts receivable	15,772	14,739	7,326
Inventories	43,199	43,708	44,625
Deferred tax assets	344	349	352
Prepaid expenses and other current assets	12,097	13,296	17,401
Total current assets	216,468	191,111	164,864

PROPERTY AND EQUIPMENT, net	89,743	89,872	89,724
INTANGIBLE ASSETS, net	44,054	45,896	47,738
GOODWILL	80,599	80,599	80,599
DEFERRED TAX ASSETS	14,425	14,034	11,532
OTHER ASSETS	4,608	5,137	4,673
Total assets	$449,897	$426,649	$399,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,347	$19,743	$16,452
Accrued payroll and related expenses	7,681	6,713	6,720
Taxes payable	1,476	1,444	1,213
Deferred taxes	748	687	1,193
Deferred income on sales to distributors	15,035	14,487	11,550
Other accrued liabilities	2,650	4,022	3,439
Total current liabilities	48,937	47,096	40,567

LONG-TERM LIABILITIES
Income taxes payable	8,665	8,484	7,937
Deferred taxes	7,646	7,948	8,179
Pension liability	1,366	1,353	1,398
Total liabilities	66,614	64,881	58,081

STOCKHOLDERS' EQUITY:
Common stock	29	29	28
Additional paid-in capital	198,375	187,984	175,668
Accumulated other comprehensive loss	(687)	(484)	(293)
Retained earnings	185,566	174,239	165,646
Total stockholders' equity	383,283	361,768	341,049
Total liabilities and stockholders' equity	$449,897	$426,649	$399,130

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,672	$10,903	$(7,176)	$24,575	$285
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	3,993	3,975	3,895	7,968	7,627
Amortization of intangible assets	1,842	1,842	1,290	3,684	1,479
Loss (gain) on sale of property and equipment	17	-	-	17	(1)
Gain on sale of SemiSouth related assets	(497)	-	-	(497)	-
Stock-based compensation expense	4,328	3,636	3,642	7,964	6,673
Amortization of premium on marketable securities	147	104	258	251	567
Non-cash interest income	-	-	(623)	-	(780)
Deferred income taxes	848	(3,236)	5,161	(2,388)	4,834
Increase (decrease) in accounts receivable allowances	(133)	(20)	(14)	(153)	(14)
Excess tax benefit from stock options exercised	-	-	(276)	-	(474)
Tax benefit associated with employee stock plans	-	-	749	-	1,531
Change in operating assets and liabilities:
Accounts receivable	(901)	(7,393)	1,964	(8,294)	(5,336)
Inventories	528	893	4,958	1,421	14,119
Prepaid expenses and other assets	1,270	3,928	1,528	5,198	2,834
Accounts payable	625	2,832	2,310	3,457	3,795
Taxes payable and other accrued liabilities	(1,652)	1,172	8,180	(480)	8,784
Deferred income on sales to distributors	548	2,936	1,897	3,484	3,387
Net cash provided by operating activities	24,635	21,572	27,743	46,207	49,310

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,942)	(3,950)	(1,283)	(6,892)	(8,754)
Proceeds from sale of property and equipment	36	-	-	36	2
Proceeds from sale of SemiSouth related assets	959	-	-	959	-
Acquisition	-	-	(113,360)	-	(113,360)
Increase in financing lease receivables	-	-	-	-	(383)
Collections of financing lease receivables	-	-	-	-	299
Loan to SemiSouth	-	-	-	-	(18,000)
Purchases of marketable securities	(25,801)	(19,422)	-	(45,223)	-
Proceeds from maturities of marketable securities	15,350	1,500	6,403	16,850	12,468
Net cash used in investing activities	(12,398)	(21,872)	(108,240)	(34,270)	(127,728)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	6,044	8,705	7,864	14,749	14,321
Payments of dividends to stockholders	(2,344)	(2,310)	(1,438)	(4,654)	(2,853)
Excess tax benefit from stock options exercised	-	-	276	-	474
Net cash provided by financing activities	3,700	6,395	6,702	10,095	11,942

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,937	6,095	(73,795)	22,032	(66,476)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	69,489	63,394	147,155	63,394	139,836

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,426	$69,489	$73,360	$85,426	$73,360

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com